EXHIBIT 5.1

Perkins Coie LLP
1120 NW Couch Ave, 10th floor
Portland, OR  97209
PHONE:  503-727-2000
FAX:  503-727-2222
www.perkinscoie.com
May 15, 2013

TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, Oregon 97124

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
$0.001 par value, of TriQuint Semiconductor, Inc. (the “Company”)
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to 10,088,305shares of common stock, $0.001 par value, of the Company (the “Shares”), up to 4,000,000 of which may be issued pursuant to the Company's 2007 Employee Stock Purchase Plan (the "ESPP"), up to 1,088,305 of which may be issued pursuant to outstanding stock options granted under the Company's 2012 Incentive Plan (the "2012 Plan"), and up to 5,000,000 of which may be issued pursuant to the Company's 2013 Incentive Plan (the "2013 Plan" and, together with the ESPP and 2012 Plan, the "Plans").
We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration for such Shares in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Perkins Coie LLP